Exhibit 3

2013

Third Quarter Results

Forward looking information

This presentation contains certain forward-looking statements and information relating to CEMEX, S.A.B. de C.V. and its subsidiaries (collectively, “CEMEX”) that are based on its knowledge of present facts, expectations and projections, circumstances and assumptions about future events. Many factors could cause the actual results, performance or achievements of CEMEX to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, changes in general economic, political, governmental, and business conditions globally and in the countries in which CEMEX operates, CEMEX’s ability to comply with the terms and obligations of the facilities agreement entered intowith major creditors and other debt agreements, CEMEX’s ability to achieve anticipated cost savings, changes in interest rates, changes in inflation rates, changes in exchange rates, the cyclical activity of the construction sector generally, changes in cement demand and prices, CEMEX’s ability to benefit from government economic stimulus plans, changes in raw material and energy prices, changes in business strategy, changes in the prevailing regulatory framework, natural disasters and other unforeseen events and various other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or targeted. Forward-looking statements are made as of the date hereof, and CEMEX does not intend, nor is it obligated, to update these forward-looking statements, whether as a result of new information, future events or otherwise.

UNLESS OTHERWISE NOTED, ALL FIGURES ARE PRESENTED IN DOLLARS, BASED ON INTERNATIONAL FINANCIAL REPORTING STANDARDS

Copyright CEMEX, S.A.B. de C.V. and its subsidiaries.

January – September Third Quarter

l-t-l% l-t-l%

Millions of US dollars 2013 2012 % var 2013 2012 % var

var var

Net sales 11,353 11,274 1% 0% 4,022 3,899 3% 3%

Gross profit 3,491 3,308 6% 5% 1,298 1,201 8% 8%

Operating earnings before

1,160 1,017 14% 15% 467 410 14% 16%

other expenses, net

Operating EBITDA 2,001 2,008 (0%) 0% 747 735 2% 3%

Free cash flow after

(311) (57) (448%) 245 204 20%

maintenance capex

Continued year-over-year growth in quarterly operating EBITDA

Year-to-date operating EBITDA increased by 3%, adjusting

for the effect of the change in a

pension plan in the Northern Europe region during 1Q12, while operating EBITDA margin expanded by 0.4pp

3Q13 results highlights

9M13 vs. 9M12 3Q13 vs. 3Q12 3Q13 vs. 2Q13

Volume (l-t-l1 ) (2%) 0% (1%)

Domestic gray

Price (USD) 2% (0%) (2%)

cement

Price (l-t-l1 ) 2% 1% (1%)

Volume (l-t-l1 ) (1%) 1% 1%

Ready mix Price (USD) 5% 7% 1%

Price (l-t-l1 ) 4% 5% 1%

Volume (l-t-l1 ) 1% 0% 3%

Aggregates Price (USD) 4% 7% 1%

Price (l-t-l1 ) 3% 5% 0%

Increase in domestic gray cement volumes in our operations in the U.S., and the South, Central

America and the Caribbean, Mediterranean, Northern Europe and Asia regions, offset lower volumes in Mexico

Consolidated prices of our three core products, on a like-to-like basis, increased year-over-year

Consolidated volumes and prices

1

Like-to-like volumes adjusted for investments/divestments and, in the case of prices, foreign-exchange fluctuations

3Q13 achievements

Year-to date adjusted operating EBITDA increased by 3% and adjusted operating EBITDA margin expanded by 0.4pp

On track to achieve the targeted US$100 million in savings during 2H13 from our cost-reduction initiatives in Mexico and the Northern Europe region

Alternative fuel substitution rate in our cement operations reached 28% during 3Q13

Announcement of three transactions expected to strengthen our strategic footprint in Europe

Transactions include: 1) CEMEX’s acquisition of Holcim’s operations in Czech Republic, 2) CEMEX’s divestitures of its assets in Western Germany to Holcim, and 3) combination of operations of CEMEX and Holcim in Spain

Expected synergies to result in recurring improvement$USin operating EBITDA of about 20—30 million per year

Transactions subject to fulfillment of various conditions, such as confirmatory due diligence and all approvals from competition authorities

Third Quarter 2013

Regional Highlights

Mexico

Millions of

9M13 9M12 % var l-t-l % var 3Q13 3Q12 % var l-t-l % var

US dollars

Net Sales 2,402 2,545 (6%) (9%) 776 875 (11%) (12%)

Op. EBITDA 761 910 (16%) (19%) 248 313 (21%) (21%)

as % net sales 31.7% 35.8% (4.1pp) 31.9% 35.8% (3.9pp)

9M13 vs. 3Q13 vs. 3Q13 vs.

Volume

9M12 3Q12 2Q13

Cement (10%) (13%) (6%)

Ready mix (7%) (9%) 2%

Aggregates 2% (1%) 6%

9M13 vs. 3Q13 vs. 3Q13 vs.

Price (LC)

9M12 3Q12 2Q13

Cement (2%) (3%) (2%)

Ready mix 1% 2% (1%)

Aggregates 1% 3% 1%

Volumes affected by slower-than-expected levels of investment in infrastructure and housing

About 2 percentage points of the quarterly cement volume decline was due to adverse weather conditions

The industrial-and-commercial sector continued to have a positive performance during the quarter

Government has announced different initiatives to support activity in the formal residential and infrastructure sectors, including the Program to Accelerate Growth for US$2.1 billion dollars and reconstruction efforts

7

United States

Millions of

9M13 9M12 % var l-t-l % var 3Q13 3Q12 % var l-t-l % var

US dollars

Net Sales 2,495 2,305 8% 8% 891 826 8% 8%

Op. EBITDA 178 30 496% 496% 78 27 189% 189%

as % net sales 7.1% 1.3% 5.8pp 8.8% 3.3% 5.5pp

9M13 vs. 3Q13 vs. 3Q13 vs.

Volume

9M12 3Q12 2Q13

Cement 4% 7% 2%

Ready mix 10% 8% 0%

Aggregates 6% (4%) (0%)

9M13 vs. 3Q13 vs. 3Q13 vs.

Price (LC)

9M12 3Q12 2Q13

Cement 3% 2% (1%)

Ready mix 6% 6% 2%

Aggregates 4% 10% 1%

Quarterly increase in sales and operating EBITDA reflects strong operating leverage

Sixth consecutive quarter of positive EBITDA generation

During the quarter the residential and industrial- and-commercial sectors remain the main drivers of demand

Year-over-year price increases for our three core products, and sequentially in ready-mix and aggregates

Alternative fuel utilization in the country year-to- date as of September reached 26%, 4pp higher than in the same period last year

Northern Europe

Millions of

9M13 9M12 % var l-t-l % var 3Q13 3Q12 % var l-t-l % var

US dollars

Net Sales 3,012 3,086 (2%) (3%) 1,169 1,105 6% 2%

Op. EBITDA 253 324 (22%) (23%) 162 143 14% 9%

as % net sales 8.4% 10.5% (2.1pp) 13.9% 12.9% 1.0pp

9M13 vs. 3Q13 vs. 3Q13 vs.

Volume

9M12 3Q12 2Q13

Cement (4%) 2% 15%

Ready mix (5%) 1% 7%

Aggregates (1%) 3% 6%

1 9M13 vs. 3Q13 vs. 3Q13 vs.

Price (LC) 9M12 3Q12 2Q13

Cement 0% 1% (1%)

Ready mix 2% 2% (2%)

Aggregates 2% 2% (1%)

Quarterly increase in operating EBITDA and operating EBITDA margin resulted from higher volumes and prices, as well as cost-reduction efforts

Cement volume growth during the quarter in the UK, Germany, Scandinavia, Latvia and the Czech Republic

Cement prices year-to-date (from December 2012 to September 2013) increased in Germany, Poland, Scandinavia and Latvia, in local-currency terms

The residential sector continued to be the main driver of demand in Germany and UK supported by low mortgage rates and unemployment

1 Volume-weighted, local-currency average prices

Mediterranean

Millions of

9M13 9M12 % var l-t-l % var 3Q13 3Q12 % var l-t-l % var

US dollars

Net Sales 1,122 1,103 2% 3% 375 342 9% 8%

Op. EBITDA 246 293 (16%) (11%) 78 99 (21%) (18%)

as % net sales 21.9% 26.5% (4.6pp) 20.8% 28.9% (8.1pp)

9M13 vs. 3Q13 vs. 3Q13 vs.

Volume

9M12 3Q12 2Q13

Cement (2%) 1% (9%)

Ready mix 6% 7% (9%)

Aggregates (4%) (8%) (11%)

1 9M13 vs. 3Q13 vs. 3Q13 vs.

Price (LC) 9M12 3Q12 2Q13

Cement 7% 10% (1%)

Ready mix 2% 2% 0%

Aggregates 5% 6% 5%

During the quarter, increase in cement volumes from our operations in Egypt and UAE more than offset the decline in Spain and Croatia

Growth in year-over-year ready-mix volumes in Israel and UAE

In Spain, continued government austerity measures have affected infrastructure spending, while the residential sector gradually absorbs its home inventories

In Egypt, the increase in domestic gray cement volumes on a year-over-year basis continues to be driven by informal sector

1 Volume-weighted, local-currency average prices

South, Central America and the Caribbean

Millions of

9M13 9M12 % var l-t-l % var 3Q13 3Q12 % var l-t-l % var

US dollars

Net Sales 1,657 1,574 5% 9% 596 520 15% 20%

Op. EBITDA 610 544 12% 15% 210 177 19% 24%

as % net sales 36.8% 34.6% 2.2pp 35.3% 34.0% 1.3pp

9M13 vs. 3Q13 vs. 3Q13 vs.

Volume

9M12 3Q12 2Q13

Cement 2% 9% 0%

Ready mix 1% 12% 10%

Aggregates 5% 17% 11%

1	9M13 vs. 3Q13 vs. 3Q13 vs.

Price (LC) 9M12 3Q12 2Q13

Cement 3% 1% (0%)

Ready mix 8% 8% 0%

Aggregates 2% (2%) 0%

Regional operating EBITDA margin expansion due to higher pricing levels as well as initiatives to improve efficiency and reduce costs

In Colombia, positive performance during the quarter was mainly driven by the residential and the industrial-and-commercial sectors

In Panama, infrastructure was driven by projects including the Panama Canal and the Cinta Costera project

1	Volume-weighted, local-currency average prices

Asia

Millions of

9M13 9M12 % var l-t-l % var 3Q13 3Q12 % var l-t-l % var

US dollars

Net Sales 444 403 10% 10% 139 133 5% 9%

Op. EBITDA 99 70 40% 40% 36 28 27% 32%

as % net sales 22.2% 17.4% 4.8pp 25.9% 21.3% 4.6pp

9M13 vs. 3Q13 vs. 3Q13 vs

Volume

9M12 3Q12 2Q13

Cement 6% 10% (8%)

Ready mix (8%) (23%) (34%)

Aggregates 52% 100% 6%

1 9M13 vs. 3Q13 vs. 3Q13 vs.

Price (LC) 9M12 3Q12 2Q13

Cement 8% 5% (0%)

Ready mix 5% 9% 6%

Aggregates 20% 32% 8%

Regional increases in operating EBITDA and operating EBITDA margin driven by higher volumes and prices

Increase in regional cement volumes during the quarter reflects positive performance in the Philippines

Sequential regional price increases in ready-mix and aggregates, in local-currency terms

Demand for building materials in the Philippines continued to be positively affected by sustained infrastructure spending as well as a favorable performance from the residential and industrial-and-commercial sectors

1 Volume-weighted, local-currency average prices

3Q13 Results

Operating EBITDA, cost of sales and SG&A

January – September Third Quarter

l-t-l l-t-l

Millions of US dollars 2013 2012 % var 2013 2012 % var

% var % var

Net sales 11,353 11,274 1% 0% 4,022 3,899 3% 3%

Operating EBITDA 2,001 2,008 (0%) 0% 747 735 2% 3%

as % net sales 17.6% 17.8% (0.2pp) 18.6% 18.8% (0.2pp)

Cost of sales 7,862 7,966 1% 2,724 2,698 (1%)

as % net sales 69.2% 70.7% 1.5pp 67.7% 69.2% 1.5pp

Operating expenses 2,332 2,291 (2%) 831 790 (5%)

as % net sales 20.5% 20.3% (0.2pp) 20.7% 20.3% (0.4pp)

Year-to-date operating EBITDA, on a like-to-like basis adjusting for the effect of the change in a pension fund in 1Q12, increased by 3%

Operating EBITDA margin expansion year to date of 0.4pp, on an adjusted basis, driven by higher prices in most of our regions, continued cost reduction efforts and a favorable operating-leverage effect in the U.S.

Decline in cost of sales as a percentage of net sales mainly due reduction in workforce related to our cost reduction initiatives

Free cash flow

January – September Third Quarter

Millions of US dollars 2013 2012 % var 2013 2012 % var

Operating EBITDA 2,001 2,008 (0%) 747 735 2%

- Net Financial Expense 1,066 1,036 348 347

- Maintenance Capex 255 219 105 96

- Change in Working Cap 497 509 (34) 53

- Taxes Paid 440 298 35 48

- Other Cash Items (net) 55 3 48 (12)

Free Cash Flow after Maint.Capex (311) (57) (448%) 245 204 20%

- Strategic Capex 72 93 36 33

Free Cash Flow (382) (150) (155%) 209 171 22%

Year-to-date working capital days decreased to 29 days, from 30 days during the same period in 2012

Other income statement items

Other expenses, net, of $ US107 million during the quarter mainly included impairment of fixed assets, severance payments as well as a loss in sale of fixed assets

Foreign-exchange gain of $ US21 million resulting primarily from the fluctuation of the Mexican peso versus the U.S. dollar

Gain on financial instruments of $ US42 million related mainly to CEMEX shares

Third Quarter 2013

Debt Information

Debt-related information

Continued liability management initiatives to lower interests expense, increase debt average life and reduce refinancing risk

In August, issuance of $ US1 billion of 6.5%, senior secured notes maturing in 2019

In October, issuance of $ US 1 billion of 7.25%, senior secured notes maturing in 2021 and $ US500 million of LIBOR + 475 bps, floating rate senior secured notes maturing in 2018

During the quarter, total debt plus perpetual securities increased by $ US182 million

Negative foreign exchange conversion effect of US $82 million

Consolidated debt maturity profile

Total debt excluding perpetual notes1 as of September 30, 2013 US $ 16,655 million

New Facilities Agreement

Other bank / WC debt / Certificados 6,000 • Avg. life of debt: 4.5 years Bursátiles

Millions of Fixed Income

US dollars

5,000 4,889 Convertible Subordinated Notes2

4,000

3,000

2,708

2,534

2,000

1,718 1,512 1,464 1,184 1,000

393 161

0 70 21

2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 ≥ 2023

1 CEMEX has perpetual debentures totaling $ US475 million

2 Convertible Subordinated Notes include only the debt component of US $2,124 million. Total notional amount is about US $2,383 million

Consolidated debt maturity profile – pro forma[1]

Total debt excluding perpetual notes[2] as of September 30, 2013 pro forma[1]
US$ 16,724 million



Millions of US dollars
• Avg. life of debt: 4.8 years
• Avg. yield of notes issued during Oct. 2013: 6.5%
New Facilities Agreement
Other bank / WC debt / Certificados Bursátiles
Fixed Income
Convertible Subordinated Notes3
6,000
5,000
4,000
3,000
2,000
1,000
0
70
81
1,462
898
4,592
3,208
2,534
1,184
1,021
1,512
161
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
≥2023

[1] Gives pro forma effect to (i) the issuance on October 2, 2013 of US$1 billion of 7.25% senior secured notes due 2021 and US$500 million of floating rate (LIBOR plus 475bp) senior secured notes due 2018 and (ii) the intended use of proceeds thereof to retire (A) all US$825 million of the 9.5% senior secured notes due 2016 that were outstanding as of September 30, 2013, (B) €220 million of the €350 million of 9.625% senior secured notes due 2017 that were outstanding as of September 30, 2013 and (C) all €247 million of the 4.75% notes due 2014 that were outstanding as of September 30, 2013

[2] CEMEX has perpetual debentures totaling US$475 million

[3] Convertible Subordinated Notes include only the debt component of US$2,124 million. Total notional amount is about US$2,383 million

20

Appendix

Additional information on debt and perpetual notes

Currency denomination Interest rate

Mexican peso 2% Euro

13% Variable 30%

Fixed U.S. 70% dollar 85%

Third Quarter Second Quarter

Millions of US dollars 2013 2012 % Var. 2013

Total debt1 16,655 17,180 (3%) 16,476

Short-term 3% 1% 3%

Long-term 97% 99% 97%

Perpetual notes 475 471 1% 472

Cash and cash equivalents 895 785 14% 746

Net debt plus perpetual notes 16,235 16,866 (4%) 16,201

Consolidated Funded Debt2 / EBITDA3 5.56 5.54

Interest coverage3 4 2.08 2.06

1 Includes convertible notes and capital leases, in accordance with IFRS

2 Consolidated Funded Debt as of September 30, 2013 was US $14,495 million, in accordance with our contractual obligations under the Facilities Agreement

3 EBITDA calculated in accordance with IFRS

4 Interest expense in accordance with our contractual obligations under the Facilities Agreement

9M13 volume and price summary:

Selected countries

Domestic gray cement Ready mix Aggregates

9M13 vs. 9M12 9M13 vs. 9M12 9M13 vs. 9M12

Prices Prices Prices Prices Prices Prices

Volumes Volumes Volumes

(USD) (LC) (USD) (LC) (USD) (LC)

Mexico (10%) 1% (2%) (7%) 4% 1% 2% 5% 1%

U.S. 4% 3% 3% 10% 6% 6% 6% 4% 4%

Germany 0% 2% (1%) (6%) 7% 4% (2%) 5% 2%

Poland (22%) 1% (1%) (11%) (4%) (6%) (16%) (10%) (12%)

France N/A N/A N/A (9%) 5% 2% 3% 5% 2%

UK 7% (5%) (3%) 4% (1%) 1% (2%) (1%) 2%

Spain (29%) 8% 5% (29%) (5%) (7%) (45%) (2%) (5%)

Egypt 7% (2%) 12% (12%) 1% 15% (16%) (2%) 12%

Colombia (1%) 2% 6% 9% 4% 9% 5% (3%) 1%

Panama 4% 1% 1% (1%) 10% 10% 6% 9% 9%

Costa Rica 4% 13% 12% (8%) 16% 16% (3%) (3%) (4%)

Philippines 9% 7% 6% N/A N/A N/A N/A N/A N/A

3Q13 volume and price summary: Selected countries

Domestic gray cement Ready mix Aggregates

3Q13 vs. 3Q12 3Q13 vs. 3Q12 3Q13 vs. 3Q12

Prices Prices Prices Prices Prices Prices

Volumes Volumes Volumes

(USD) (LC) (USD) (LC) (USD) (LC)

Mexico (13%) (3%) (3%) (9%) 2% 2% (1%) 3% 3%

U.S. 7% 2% 2% 8% 6% 6% (4%) 10% 10%

Germany 6% 6% (1%) (3%) 12% 6% 1% 8% 1%

Poland (14%) 6% 2% (2%) (4%) (7%) 2% (5%) (9%)

France N/A N/A N/A (1%) 8% 1% 9% 10% 3%

UK 12% (4%) (3%) 8% (1%) 1% (0%) 1% 3%

Spain (23%) 14% 7% (18%) 2% (4%) (40%) 2% (5%)

Egypt 7% 1% 16% (25%) 3% 17% (23%) (11%) 2%

Colombia 8% (2%) 3% 15% 1% 7% 15% (6%) (1%)

Panama 7% 2% 2% 19% 16% 16% 13% 6% 6%

Costa Rica 10% 10% 11% 2% 17% 18% 7% (4%) (3%)

Philippines 15% (1%) 3% N/A N/A N/A N/A N/A N/A

Definitions

9M13 / 9M12: results for the nine months of the years 2013 and 2012, respectively.

Cement: When providing cement volume variations, refers to domestic gray cement operations (starting in 2Q10, the base for reported cement volumes changed from total domestic cement including clinker to domestic gray cement).

LC: Local currency.

Like-to-like percentage variation (l-t-l % var): Percentage variations adjusted for investments/divestments and currency fluctuations.

Maintenance capital expenditures: investments incurred for the purpose of ensuring the company’s operational continuity. These include capital expenditures on projects required to replace obsolete assets or maintain current operational levels, and mandatory capital expenditures, which are projects required to comply with governmental regulations or company policies.

Operating EBITDA: Operating earnings before other expenses, net plus depreciation and operating amortization. pp: percentage points.

Strategic capital expenditures: investments incurred with the purpose of increasing the company’s profitability. These include capital expenditures on projects designed to increase profitability by expanding capacity, and margin improvement capital expenditures, which are projects designed to increase profitability by reducing costs.

Contact information

Investor Relations

In the United States +1 877 7CX NYSE

In Mexico +52 81 8888 4292

ir@cemex.com

Stock Information

NYSE (ADS): CX

Mexican Stock Exchange: CEMEXCPO

Ratio of CEMEXCPO to CX:10 to 1